Exhibit 10.7

Loan contract

(export supplier’s credit)

The contract no. :2230001022020114326

TABLE OF CONTENTS

Chapter I: Amount, Purpose and Term of Loan

Chapter II: Loan Interest Rate and Interest Calculation and Collection

Chapter III: Withdrawal, Issue and Payment of Loans

Chapter IV: the handling of intermediary business

Chapter V :The Borrower’s representations, warranties and undertakings

Chapter VI: Change of Circumstances

Chapter VII: Participation of Agent Banks

Chapter VIII: Repayment of Loan

Chapter IX: Expenses and Compensation

Chapter X: Guarantee

Chapter XI: Insurance

Chapter XII: Event of Default and Handling

Chapter XII: Contract Modification

Chapter XIII: Setoff, Assignment and Waiver

Chapter XV: Governing Law and Dispute Resolution

Chapter XVI: Others

Annex I: Form of withdrawal application

2 / 30

This Loan Contract (Export supplier’s credit) (Contract No. : 2230001022020114326) is in 2020.09.10

Signed by and between the parties as follows:

Borrower: Jiangxi Yibo Electronic Technology Co., LTD. (hereinafter referred to as the “Borrower”)

Legal representative: Gu Weidong

Registered address: No. 756, Pv Road, Gaoxin Development Zone, Xinyu City, Jiangxi Province

Zip code:

Telephone:

Basic Accounts bank:

Account number:

Lender: Export-Import Bank of China, Jiangxi Branch (hereinafter referred to as the “Lender”)

Responsible person: Zhang Jing

Registered address:

Zip code:

Telephone:

The fax:

☐ The Borrower applies to the Lender for an export Supplier’s credit for the working capital required for the ☐ export ☐ export business. Upon review, lender agrees to grant the loan on the terms and conditions of this Contract.

In order to clarify the rights and obligations of both parties, the parties hereby enter into this Contract by mutual agreement in accordance with the Contract Law of the People’s Republic of China and other relevant laws and regulations.

“Outside” in this Contract includes Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region.

Whenever you encounter this symbol “☐” in this contract, please tick “☑” if you select it, or please write “☒” if you don’t select it

Chapter I Loan amount, Purpose and Term

Article 1 the lender agrees to provide the borrower with an export supplier’s credit of up to the following amount in accordance with this contract : (hereinafter referred to as the “loan”)

☐ RMB 46000000

(In words) RMB forty-six million)

☐ US＄ _____ / _____

(In words）USD _____ / _____ )

3 / 30

The Borrower may, as agreed, apply in writing to the Lender for the use of the Loan during the Drawdown Period (as defined in Article 3, if any) and within the limit amount of the Loan.

Article 2 In accordance with the relevant laws and regulations of China and the relevant provisions of the Export-Import Bank of China on the management of export supplier’s credit, the “loan” under this Contract shall be specially used for the working capital required by the Borrower in ☒ export _____________ ☑ Export business. without the prior written consent of the Lender. The Borrower shall not change the purpose of the Loan under this Contract.

☒ The Borrower hereby states that, they are completely aware of and agree that the “loans” under this contract $__________________ (currency), the amount (RMB (capital) __________________) used to - pay “lender” and the “borrower” in the loan contract signed on _______ _______ _______ years(contract number:...) under the “borrower” outstanding _______ yuan (RMB (capital) _______) payment - pay _______ of Banks to offer “the borrower” bridge loans.

Article 3 The term of the Loan under this Contract is 12 months, starting from the first loan date under the Loan and terminating on the last repayment date (hereinafter referred to as the “Loan Term”).

☐ The Borrower may apply to withdraw the Loan under this Contract for a period (hereinafter referred to as the “Drawdown Period”) starting from the effective date of this Contract and terminating on the earliest of the following three dates:

(1) ______ calendar months from the date on when all prerequisites have been satisfied in full ,or have not been satisfied but have been waived by the Lender; or

(2) ______ ______ ______;or

(3) The date on which the Loan amount is drawn down or cancelled in full in accordance with the terms of this Contract.

At the end of the drawdown period, the amount of the Loan that the Borrower do not applied for is automatically cancelled.

☐ Special agreement

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

4 / 30

Chapter II Interest rate on Loans and Calculation and collection of Interest

Article 4 The following interest rates shall apply to the “Loan” under this Contract:

☒ For RMB “loans”, it is determined by ☒ 1 year ☒ 5 years or more of the loan’s market quoted interest rate (LPR) ☒ plus ☒ minus ______%. It is determined once every ☒ one month ☒ first quarter ☒ half a year ☒ once a year. The floating date of the interest rate shall be calculated on the basis of the issuance date of the Loan, The disbursement of instalments shall be based on the issuance date of the first “loan” and the disbursement date of the disbursement “loan” .and the LPR value shall be the LPR value applicable to the 1 working day prior to the first lending date or floating date, which is floating on a daily basis. Once the floating rate is determined, it cannot be changed during the floating period. After the floating term expires, the next floating rate of the “loan” will be determined according to the corresponding LPR at that time.

☐ For RMB “loans”, the export supplier’s credit rate is implemented ☐ upward ☐ downward _____% fixed, determined every full ☐ a month ☐ a quarter ☐ half a year ☐ a year. The floating date of the interest rate shall prevail from the issuance date of the Loan, and the LPR value shall be the LPR value applicable to the 1 working day prior to the first lending date or floating date, which is floating on a daily basis. Once the floating rate is determined, it cannot be changed during the floating period. After the floating term expires, the next floating rate of the “loan” will be determined according to the corresponding Loan rate at that time.

☐ For RMB “loans”, the applicable fixed annual interest rate is ________% (________%), which is equivalent to the one-year or ☐ five-year loan market applicable to the contract ☐ effective date or ☐ the first working day before the first loan date Offer rate (LPR) ☐ plus or ☐ minus ________%.

☐ For RMB “loans”, a fixed annual rate of 3.4 percent (3.4%) applies.

For foreign currency “loans”, it is determined by ________ (________) month LIBOR plus ______BP, which is determined once every ☐ full month ☐ quarter ☐ half a year ☐ a year. The interest rate floating date is calculated from the “loan” issuance date, and the disbursements are based on ☐ the issuance date of the first “loan” ☐ the disbursement date of the “loan”. Two working days before the expiry date, the day is floating. Once the floating interest rate is determined, it cannot be changed during the floating period. After the floating period expires, the interest rate of the next floating period for the implementation of the “loan” shall be determined according to the loan interest rate of the corresponding grade at that time.

☐ For foreign currency “loans”, the fixed annual rate of _____ / _____ ( _____ / _____ %) applies.

☐ _______________________% ______________________________________

Article 5 The interest stipulated in this Contract shall be calculated from the actual withdrawal date of the “Borrower” on the basis of the actual withdrawal amount and days of use. The calculation base is 360 days one year.

5 / 30

Article 6 The interest of the Loan under this Contract shall be settled on ☐ month, ☐ quarter, ☐ half a year, ☐ year on March 20th, June 20th, September 20th and December 20th. The interest payment date is the day after the settlement date. The Borrower shall pay interest to the Lender on each Coupon Payment Date as provided herein.

Each interest settlement period should start on the previous interest payment date(except for the first interest settlement period of the first withdrawal) and end on the immediately following interest settlement date; If the last maturity date is not an interest settlement date, the interest of the “loan” in the interest period of the last maturity date shall be paid on the last maturity date; if any interest payment date ends on a non-working day, it shall still be paid on non-working days.

Article 7 ☐ For all overdue RMB loans under this Contract, the Lender will charge a penalty interest rate of 50% on the basis of the loan interest rate set forth in Article 4 of this Contract from the date of overdue loans until the borrower pays off the principal and interest of overdue LOANS in full.

☐ For all overdue foreign currency loans under this Contract, the Lender will charge a additional penalty interest rate Of _____ / _____ on the basis of the loan interest rate set forth in Article 4 of this Contract from the overdue date until the borrower pays off the principal and interest of the overdue Loan in full.

The penalty interest rate is adjusted with the loan rate. If the loan interest rate is adjusted, the penalty rate shall be calculated by stages.

Article 8 ☐ For all misappropriated RMB loans under this Contract, the Lender shall charge additional 100% penalty interest rate on Of _____ / _____ the basis of the loan interest rate stipulated in Article 4 of this Contract from the date of misappropriated loans until the borrower pays off the principal and interest of the misappropriated LOANS in full.

☐ For all misappropriated foreign currency loans under this Contract, the Lender will charge an additional penalty interest rate on the basis of the loan interest rate set forth in Article 4 of this Contract from the date of misappropriated loan to the date until the borrower fully pays off the principal and interest of the misappropriated loan.

He penalty interest rate is adjusted with the loan rate. If the loan interest rate is adjusted, the penalty rate shall be calculated by stages.

Article 9 The “borrower” shall open a RMB settlement account and/or current account foreign exchange account and/or a special account for foreign exchange loans and a special account for foreign exchange repayment (hereinafter referred to as the “designated account”) at the “lender”. The loan transfer and principal and interest repayment under the account are carried out through this account. The “borrower” shall pay the interest to the “designated account” on each interest payment date. The “borrower” hereby authorizes the “lender” to deduct the corresponding interest amount from the “designated account” on the interest payment date. The “borrower” hereby authorizes the “lender” to transfer the current funds of the “borrower” under the “business contract” (as defined in Article 11, paragraph 1) to the “lender” by himself or through the “correspondent bank”. Designated account”, used to pay the interest under “loan”. However, if the amount of such funds is not enough to pay the interest payable in the current period, the “borrower” shall pay with its own funds, and the “lender” has the right to directly deduct the difference from any account of the “borrower”.

6 / 30

Article 10 When the loan principal of the “borrower” is not overdue, the interest payable to the “borrower” but not paid shall be paid ☐ monthly ☐ quarterly ☐ half-yearly ☐ annually, starting from the day after the interest settlement date, at the loan interest rate stipulated in Article 4 of this contract. On the interest settlement date or the day-to-day compound interest calculation, the calculation shall be based on the actual number of days that have not been paid on schedule.

If the loan principal of the “borrower” is overdue, from the date of overdue (including that day), the interest payable to the “borrower” but not paid and the overdue penalty interest shall be the overdue penalty interest rate agreed in the seventh item of this contract The compound interest is calculated on ☐ monthly ☐ quarterly ☐ half-yearly ☐ yearly basis on the interest settlement date or on the settlement date, and is calculated based on the actual number of days embezzled.

If the “borrower” embezzles the loan, from the date of embezzlement (including that date), the penalty interest for misappropriation that is payable but not paid by the “borrower” shall be the interest rate of the embezzlement penalty interest rate stipulated in Article 8 of this contract on ☐ monthly ☐ quarterly basis ☐ half a year ☐ a year on the interest settlement date or on the opposite day of the interest settlement, the compound interest will be calculated and calculated based on the actual number of days embezzled.

If a loan has both overdue and misappropriation circumstance, misappropriation penalty interest rate shall prevail.

Chapter III Withdrawal, disbursement and Payment of Loans

Article 11 Only when the “lender” has notified the “borrower” (1) that all the prerequisites listed below have been met and the lender is satisfied with the performance of the prerequisites, or (2) has not yet been met In terms of any prerequisites, the lender has waived the requirement to meet any such prerequisites, and the “borrower” can apply for withdrawing the “loan” under this contract:

1. This contract, “guarantee documents” (if any, see Article 37 of this contract for definitions), ☐ business contracts related to this contract, and relevant agreements under the business contracts (hereinafter referred to as “business contracts”) have been It has been legally signed by the “borrower” and relevant parties and has become effective.

2. The “borrower” has submitted to the “borrower” a valid resolution of the “borrower” shareholder (general) meeting or board of directors or other internal authorities. The resolution should include the signing and performance of the “business contract” for the “borrower” “And the execution of the transactions under the “Commercial Contract” and the approval of all important terms of the “Commercial Contract”.

7 / 30

3. The “borrower” has submitted to the “borrower” the validity of the “borrower” shareholder (general) meeting or board of directors or other internal authority to approve the “borrower” to sign and perform this contract and related “guarantee documents” Resolution, and provided a valid authorization letter of the signatory who signed this contract and related “guarantee documents” on behalf of the “borrower”, and a signature sample of the authorized signatory.

4. The Borrower has submitted all approvals, permits, registrations, filings or records required for the Loan and the Business Contract to the Lender, if any.

☐ 5. The Borrower has qualifications or qualifications that meet the requirements of laws and regulations of the PRC.

☐ 6. The Borrower has signed a legal and effective agency agreement with the relevant export agent in respect of the export of _____ / _____ , provided the Lender with the agency agreement, the customs certificate of the export of the goods and other relevant documents, and submitted the promise of no repeated financing in respect of the export of  _____ / _____ .

☐ 7. The Loan shall be used only for the relevant export business of the Borrower’s subsidiary, and a commitment is made not to repeat financing at the Lender’s head office and any other domestic or foreign branch of the Head office.

8. The Borrower shall obtain approval (if applicable) from the foreign exchange administrations of China and other relevant states for the loan, account opening, guarantee, fund transfer and other matters under this Contract.

☐ 9. The amount of “commercial contract” shall not be less than _____ / _____.

☐ 10. The Advance payment to the Business Contract shall not be less than _____ / _____ percent ( _____ / _____%) of the total amount of the Commercial Contract and such advance payment has been paid or in place or the Borrower has submitted to the Lender a guarantee of payment with the satisfaction of the Lender for the payment of such advance payment.

☐ 11. The Borrower has submitted to the Lender the amount of funds it has raised from its own funds and from other sources In order to ☐ _____ / _____ perform the Commercial Contract ☐ _____ / _____export products.

☐ 12. The Borrower has submitted to the Lender the receipt and settlement of progress payments received under the Business Contract and the guarantee for the payment of progress payments receivable (if any).

☐ 13. A “business contract” for deferred payment has provided a payment guarantee acceptable to the Lender in respect of the deferred payment portion.

☐ 14. Perform the (comprehensive) cash flow statement of the “Business contract” and the corresponding supporting materials and economic benefit analysis

15. The Borrower has submitted to the Lender the following items with the satisfaction of the Lender:

(1) Basic information about the Borrower and the relevant guarantor;

(2) the latest articles of association of the company, the copy of the business license and the approval certificate meeting the relevant national requirements;

(3) its financial statements audited by an auditor approved by the Lender for the last three years (if less than three years, since its establishment) and its recent financial statements and notes for the current year;

(4) the export situation of products in recent three years and export plan in the current year;

8 / 30

(5) other information indicating the credit and business status of the Borrower and the guarantor;

(6) ______________________ / _________________;

(7) Such other information as the Lender deems necessary.

☐ 16. The “borrower” shall insure all risks in the “business contract” with an insurance company recognized by the “lender” and the insurance company shall issue a corresponding insurance policy (which must indicate that all insurance compensation will be directly vested and paid to the “loan” people”);

☐ 17. The “borrower” insures all risks related to the “business contract” with the insurance company agreed by the “lender” and transfers the insurance rights to the “lender”. After the insurance rights transfer contract is validly signed by the relevant parties, the insurance company has Issuing a confirmation letter for the transfer of insurance rights and interests;

☐ 18. Proof of payment that the Borrower has paid all premiums under the insurance;

☐ 19. Proof that the Borrower has received the first installment payment under the Business Contract;

☐ 20. A capital verification report on the borrower’s capital status issued by an accounting firm accepted by the Lender;

21. Such other information as the Lender deems necessary.

22. ______________________ / _________________

These documents, if They are copies, must be confirmed to be true, complete and valid by the signature of the authorized signatory of the Borrower or by the official seal of the Borrower.

Article 12 In drawing any Loan, the Borrower must satisfy the following conditions:

1. The Borrower has opened an account as requested by the Lender;

☐ 2. The “Guarantee Documents” stipulated in Chapter 10 of this Contract have come into force, the relevant registration or delivery procedures have been performed, and the guarantee has been effectively established.

☐ Special Agreement:

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

Article 13 Each time the Borrower draws the Capital of the Loan (including the first drawdown), it must further satisfy the following prerequisites (including but not limited to) :

1. Lender shall have received the Conditions Precedent set forth in Article 11 and be satisfied with the performance of the Conditions Precedent set forth in Article 11 and Article 12, or waive its requirement to deliver or satisfy any such conditions precedent for the situation that it has not received or is not satisfied;

2. All representations and warranties made by the Borrower in this contract are true and accurate in all material respects on the date of the expected drawdown in accordance with the information and circumstances then existing, as if they were made on the date of such drawdown;

9 / 30

3. There is no event of default under this contract that has occurred or continues to exist;

4. Since the date of signing this contract, there has been no event or event that may have a material adverse effect on the “borrower” based on reasonable expectations;;

5. The issuance of such withdrawal will not cause the Borrower to violate:

(1) its articles of association;

(2) any agreement to which it is a party or binding on it (including this Contract, the “Security Document” and other “Business Contracts”);or

(3) any laws, regulations and other normative documents;

☐ 6. Such drawdown is included in the drawdown plan submitted by the Borrower to the Lender;

7. The Lender shall have received a complete and valid Withdrawal Application form from the Borrower in the form specified in Annex I to this Contract before 12:00 (Beijing Time) on the third working day before the expected withdrawal date;

8. ☐ The withdrawal amount shall not be less than RMB/YUAN and shall be an integral multiple of RMB/Yuan; ☐ The withdrawal amount shall not be less than/(currency, amount) and shall be an integral multiple of/(currency, amount);

☐ 9. Proof that the capital (if any) corresponding to the withdrawal has been implemented;As well as

10. A complete and valid IOU completed by the Borrower.

☐ Notwithstanding the foregoing provisions of Articles 11, 12 and 13, lender shall have the right to conduct an annual review of the terms and conditions of this Contract and, as a result of the review, determine whether to grant any amount of the Loan not yet drawn by the Borrower.

Article 14 If the provisions of Article 11, Article 12 and Article 13 mentioned above and other terms and conditions of this contract are met, the “lender” will determine the withdrawal date in the withdrawal application form according to the withdrawal date. The amount of “loan” funds determined in the withdrawal plan and withdrawal application will be disbursed by remittance to the account specified in the withdrawal application. Such loans constitute the debt of the “borrower” under this contract.

☐ If the amount of the “loan” under this Contract does not exceed _____ / _____ RMB/ten thousand yuan (including) (other currencies shall be calculated at the middle rate of the exchange rate of such currency into RMB published by the People’s Bank of China on the day when the “Borrower” applies for withdrawal), the “loan” may be paid by the borrower independently; If the amount of a single transaction exceeds _____ / _____ RMB 10,000 yuan (other currencies shall be calculated at the middle rate of the exchange rate of such currency into RMB published by the People’s Bank of China on the day when the Borrower applies for withdrawal), the entrusted payment method shall be adopted by the Lender;

☐ All “loan” funds under this contract adopt the “lender” entrusted payment method.

☐ The Entrusted payment method of the Lender shall be used in all cases except in the following two cases:

1. The amount of a single transaction does not exceed 5% of the total investment of the project and does not exceed RMB 5 million (other currencies shall be calculated at the middle rate of the exchange rate of the “borrower” against RMB published by the People’s Bank of China on the day when the “Borrower” applies for withdrawal);

10 / 30

2. Although the amount of a single transaction is more than 5% of the total investment of the project but less than 500,000 RMB (other currencies shall be calculated at the central rate of the exchange rate of the “borrower” against RMB published by the People’s Bank of China on the day when the “Borrower” applies for withdrawal);

“Borrower’s own payment” as used in the above paragraph means that the Borrower, upon disbursement of the Loan funds to the Borrower’s account by the Lender pursuant to the Borrower’s withdrawal application form, shall pay the loan funds to the Borrower’s transaction partner for the purposes agreed herein.

“Entrusted payment of Lender” as used in the preceding paragraph means that the Lender pays the Loan through the Borrower’s account to the Borrower’s transaction partner for the purposes set forth herein pursuant to the Borrower’s request for withdrawal by the Borrower.

The Borrower shall provide timely records and information related to the use of the Loan funds. In the process of “loans” and payment, “the borrower” shall not violate the above agreement, in pieces escape “lender” entrusted payment, or “lender” shall have the right to immediately Switch Not issued “loan” under this contract to Lender entrusted payment of funds, or directly to stop “loans” and payment, And take other remedies for breach of contract as agreed herein.

In the process of “loan” issuance and payment, if the “borrower” encounters one of the following situations, the “lender” shall negotiate with the “borrower” to supplement the “loan” issuance and payment conditions, or according to this article, the All the “loan” funds issued are changed to the “lender” entrusted payment method, or the “loan” issuance and payment can be directly stopped.

1. A sharp decline in credit status;

2. Fails to pay the “Loan” funds as agreed herein;

3. Major decline in profitability of main business;

4. Abnormal use of “loan” funds;

5. The Borrower violates the provisions hereof by breaking into parts to avoid the entrusted payment by the Lender;

6. Other circumstances that the Borrower violates provisions hereof or major risks occur.

Special agreement

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

11 / 30

☐ Chapter IV Handling of Intermediate Business

Article 15 The Borrower hereby undertakes to the Lender that:

1. All deposits and intermediary businesses (hereinafter referred to as “intermediary businesses”, including but not limited to domestic and foreign settlement, foreign exchange settlement and sale, letter of guarantee, financial derivatives, cash management, trade finance, etc.) in connection with the Business Contract shall be handled by the Borrower at the Lender or the Agent bank;

2. The Borrower opens a “special account” (as defined in Clause 5 of Article 17) At the lender or the agent bank and

   ☐ 3. The Borrower shall issue to the Lender a letter of undertaking for intermediate Business in the form specified by the Lender.

Chapter V Representations, Warranties and Undertakings of the Borrower

Article 16 The Borrower represents and warrants to the Lender as follows:

1. The Borrower is an enterprise (business) legal person duly established and validly existing under the laws of the People’s Republic of China, ☐ qualified or ☐ qualified, and has the status of an independent legal person and has full powers, authorizations and rights, bears civil liabilities and engages in business activities with its joint assets.

2. The Borrower has the full and proper qualification, right and ability to enter into, submit, receive and perform this Contract and the Security Documents to which it is a party, and any other documents relating to this Contract and the Security Documents to which it is a party, and to proceed with the transactions under this Contract and the Security Documents to which it is a party. This Contract and the “security documents” to which the Borrower is a party are validating and executed by the borrower’s legal representative or authorized signatory.

☐ 3. The Borrower is fully and duly qualified and capable to perform the Commercial Contract and has taken all legal and other actions and obtained all necessary consents to perform the Commercial Contract.

4. All the necessary approval, permission, consent, notarization, registration, record from the government and any other party, in order to sign this contract and “guarantee documents” and conduct transactions, are appropriately obtained and completed, which is sufficient, legitimate and effective.

5. The Borrower has been operating its business in accordance with the law and has not engaged in any conduct beyond its approved business scope or been penalized by the relevant government department for illegal business activities.

☐ 6. Each loan applied by the Borrower from the Lender has a true trade background and the relevant Business contract has been or will be validly executed by the relevant party.

☐ 7. All other approvals, permits, consents, notaries, registrations and records necessary for the Business Contract have been properly obtained and completed and are full, legal and valid.

8. The execution of this Contract by the Borrower and the performance of its obligations hereunder shall not violate the following:

(1) The Borrower’s articles of association;

12 / 30

(2) any other agreement entered into by the Borrower or any document binding upon it (including this Contract, the “Security Document” and relevant export contracts, orders, etc.);As well as

(3) any laws, regulations and other normative documents applicable to the Borrower.

9. This Contract is legal and valid and constitutes a legal, valid and legally binding obligation on the Borrower, which can be enforced in accordance with the relevant provisions of this Contract.

☐ 10. The Borrower shall have the economic strength and operation and management capabilities commensurate with the performance of the Business Contract, shall be in good operation and management, financial and credit status, and shall be able to repay the principal and interest of the Loan.

11. The Borrower has good corporate governance structure, standard internal management system, and strong market development ability and innovation consciousness of the management.

☐ 12. The Borrower is a leading company in its industry and region and has good cash flow.

☐ 13. The Borrower has specific management experience in the same industry, has relevant management personnel, has fully demonstrated the performance of the business contract, and has formulated corresponding risk control measures.

14. No division, merger, reorganization, formation or restructuring of the Borrower into a joint-stock company, or any transaction of property rights in the form of lease, association or custody has occurred or is possible to the borrower’s knowledge.

15. There are no ongoing or, to the knowledge of the Borrower, no pending or likely litigation, arbitration or administrative proceedings against the Borrower or its assets that would materially and adversely affect the operations, business or assets of the Borrower or the performance of any obligations of the Borrower under this Contract.

16. The Borrower has not breached any law, regulation, judgment, order, authorization, agreement or obligation applicable to the Borrower or its assets that could materially and adversely affect its business or financial condition or its ability to perform its obligations under this Contract, the Security Document or the Business Contract.

17. Nothing has happened, or as far as the “borrower” knows, there is no liquidation or bankruptcy procedure initiated by the “borrower” or initiated by a third party against the “borrower”.

18. The Borrower does not conceal any of the following:

(1) The Borrower has a major violation of discipline, violation of law or claim against it or a major violation of discipline, violation of law or claim against it involving the Borrower;

(2) A material event of default occurs under the borrower’s contract with another creditor;

(3) any significant debt or contingent debt assumed by the Borrower or any security provided to a third party as a mortgage or pledge;

(4) pending litigation and arbitration events related to the Borrower;

(5) The Borrower is divided, merged, restructured, formed or restructured into a shareholding company, and proceeds with property rights transactions by means of leasing, contracting, association, trusteeship, etc.;

(6) Other circumstances which may affect the financial condition and solvency of the Borrower.

☐ 19. No security is provided for the property, assets or income of the Borrower in whole or in any part, except where the borrower has obtained prior written consent from the Lender or occurs in the ordinary course of business and has been notified in writing to the Lender in advance ☐ and the total amount of the security does not exceed RMB/YUAN.

13 / 30

20. The lender’s claims hereunder shall have at least the same status as all other unsecured and unsubordinate creditors of the Borrower.

☐ 21. The Borrower has entered into a legal and valid agency agreement with the relevant export agent in respect of the export, and the export agent has fulfilled all the conditions set forth in this Contract.

22. The audited financial statements provided by the “borrower” are prepared in accordance with the laws and regulations of the People’s Republic of China and the accounting principles and standards that have been used consistently， and represent a true and appropriate representation of the financial position of the Borrower during the financial period stated in the statements. As at the end of such financial period, Borrower has no material liabilities (actual or contingencies) or any unrealized or anticipated losses that are not disclosed or recorded in the relevant financial statements, and there has been no material adverse change in the operations or financial position of Borrower as of the date of such statements.

☐ 23. The Borrower undertakes to properly and effectively manage environmental and social risks under this Contract and makes the following representations, warranties and commitments to the Lender:

(1) Borrower represents and warrants that its internal management documents related to environmental and social risks are in compliance with laws and regulations and are effectively implemented;

(2) Borrower represents and warrants that there are no significant litigation cases involving environmental and social risks;

(3) The Borrower undertakes to be monitored by the Lender and to continuously strengthen environmental and social risk management:

(1) All behaviors and performances related to environmental and social security risks of the Borrower comply with the requirements of laws and regulations;

(2) Establish and improve The internal management institution of the environmental and social risk, and specify responsibilities, obligations and punishment measures of relevant responsible personnel in detail.

(3) Establish and improve the environmental and social risk emergency response mechanism and measures;

(4) Establish specialized departments and/or designate specialized personnel to be responsible for environmental and social risks;

(5) Cooperate with the Lender or a third party approved by the Lender to assess and inspect the environmental and social risks of the Borrower;

(6) Respond appropriately or take other necessary actions when the public or other stakeholders have strong doubts about the borrower’s control of environmental and social risks;

(7) Urge “borrower” related party to strengthen management;

(8) Undertake to perform other matters deemed relevant to the control of environmental and social risks by the Lender.

(4) The Borrower undertakes to provide the Lender with sufficient and timely (and no more than five (5) days after the Borrower became or should have become aware of such circumstances or events) notification of the following environmental and social risks;

(1) All kinds of permits, approvals and approvals related to environmental and social risks in the process of starting, construction, operation and closure of projects under the “business contract”;

14 / 30

(2) Assessment and inspection of the borrower’s environmental and social risks by the environmental and social risk regulatory agencies or their accredited institutions;

(3) Supporting construction and operation of environmental facilities;

(4) Pollutant discharge and compliance;

(5) The safety and health of employees;

(6) Significant complaints and protests from neighboring communities against “borrowers”;

(7) Significant claims related to environmental and social risks;

(8) Other material circumstances that the Lender considers to be relevant to environmental and social risks.

24. All documents, materials, statements and vouchers provided by the Borrower to the Lender shall be accurate, true, complete and valid and all documents provided in copy form shall correspond to the originals.

25. The Borrower hereby represents that it is aware of and comprehends the lender’s rules and procedures in connection with this Contract and the performance hereof and agrees to comply with such rules and procedures in the performance hereof.

☐ 26. The Borrower has carefully read, fully understands and accepts the contents of this Contract. The Signing and performance of this Contract by the Borrower is voluntary and the borrower’s intention is true.

The Borrower hereby represents that it has not omitted any fact or circumstance that would make any of these representations and warranties untrue, inaccurate or likely to mislead the Lender.

Special agreement

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

Article 17 The Borrower undertakes to the Lender that, before repayment of the principal, interest and other payable amounts of the Loan under this Contract:

1. The Lender shall provide the Lender with quarterly updated financial statements as required by the Lender and the audited financial statements for the previous year by 30 June each year; The borrower shall, at the request of the Lender, provide from time to time documents and information related to (including but not limited to) the borrower’s operating condition and financial condition, such as reports, statements and other documents and information, and shall be responsible for their authenticity, accuracy, validity and completeness.

2. It shall timely, comprehensively and accurately disclose to the Lender its related parties, major related party transactions and guarantees provided externally.

“Related party” means a company, enterprise or other economic entity that controls or is controlled by one party in terms of funds, operations, purchases and sales, or that both parties jointly control or are jointly controlled by a third party.

“Control” means having the right to vote and/or significant influence over the management and decision-making of a party’s business, financial and other matters.

15 / 30

“Connected Party transaction” means any form of transfer of assets, rights and obligations between the Borrower and its Affiliates.

“Significant related party transaction” refers to the related party transaction whose transaction amount is greater than RMB 500 million or whose transaction amount accounts for more than 10% of the borrower’s net assets.

3. Submit quarterly to the Lender the use of the Loan under this Contract, the receipt and settlement of foreign exchange under the Business Contract, the payment of the loan and other relevant materials.

☐ 4. Obtain and maintain the validity of all permits and approvals necessary for the performance of the Business Contract.

5. The “borrower” shall open a fund withdrawal account (hereinafter referred to as the “special account”) at a bank approved by the “lender” or the “lender” to communicate with all funds under the “business contract” (including but not limited to sales). Repayment, fund transfer, etc.) are handled through this account. The borrower shall provide the details of the funds in and out of the “special account” in a timely manner in accordance with the requirements of the “lender”.

6. Conduct account reconciliation as required by the Lender, accept credit inspection and supervision by the Lender and its agent for loan payment management, post-loan management and other aspects, and provide full assistance and cooperation.

7. Comply with the provisions of relevant environmental laws and obtain and maintain all any authorizations or permits required by relevant laws.

8. Prior to full repayment of the principal, interest and other payable amounts of the Loan hereunder, the Borrower shall obtain prior written consent of the Lender for any reduction of its registered capital, any significant change in property rights or any adjustment of its mode of operation, including but not limited to the following:

(1) Negotiate or sign joint venture and cooperation contracts with foreign investors;

(2) closure, suspension of production, transfer of production, division, merger, annexed;

(3) reorganization, formation or reconstruction into a joint-stock company;

(4) to become a shareholder or invest in a joint stock limited company or a limited liability company with fixed assets such as houses, machinery and equipment or intangible assets such as trademarks, patents, proprietary technology and land use rights;

(5) To conduct property rights transactions by leasing, contracting, joint operation, trusteeship, etc.;

(6) A Material Connected Party transaction with a Related party and/or any other transaction that adversely affects the Borrower’s ability to service its debt;

(7) Merger, division, equity transfer, overseas investment, substantial increase in debt financing, etc.

9. If the following events occur, notify the Lender promptly (and not more than five (5) days after the Lender knows or should have known about the occurrence of any of the following events) and provide the Lender with detailed information related to such events upon request:

(1) The occurrence of any litigation, arbitration or administrative proceedings involving the Borrower or its material operating assets;

(2) Deterioration of the borrower’s financial condition, suspension of business, termination of business, declaration of bankruptcy, dissolution, revocation of the business license of the enterprise legal person, or cancellation;

16 / 30

(3) other matters affecting the Borrower, the Business Contract and the Guarantor and adversely affecting the realization of the Lender’s claims under this Contract.

10. The borrower will maintain the borrower’s financial status and business operations in good condition in an appropriate and effective manner. Without the borrower’s written consent, the “borrower” shall not carry out any actions that may impair its financial status, business status, or Other conditions that cause serious adverse effects on asset disposal (except for disposal required for daily operations), the “borrower” shall not enter into or assume any agreement or obligation that may have a serious adverse effect on its financial and operating conditions, The “borrower” shall not place or allow any security interest in all or part of the assets or proceeds of the “borrower”.

11. Within the legal time limit or the time limit required by the Lender, complete the registration procedures related to the Business Contract in a timely manner and provide a copy of the registration documents to the Lender.

12. Deposit the original documents (including promissory notes, acceptance bills, etc.) relating to this Contract or the Business Contract in the Lender or a bank designated by the Lender at the lender’s request.

☐ 13. If any changes to the Business Contract will adversely affect the Lender’s rights and interests under this Contract and the related Security Documents, the Borrower shall obtain the Lender’s written consent before confirming to the Other Party to the Business Contract that such changes are acceptable.

14. If the Borrower registers any change with the Administration for Industry and Commerce, it shall notify the Lender within ten (10) business days of the change and send a copy of the relevant registration documents to the Lender.

15. The Lender will be provided with such financial or other information as the Lender may reasonably request from time to time.

16. In the event of the occurrence or potential occurrence of any event of default described in Chapter 12 hereof, the Lender shall be notified within three (3) days after becoming aware of the occurrence or potential occurrence of such event and shall take reasonable and timely remedies for such occurrence.

☐ 17. The Borrower shall maintain the following financial indicators:

_________________________________ / ________________________________

18. The Borrower shall not change the purpose of the loan, shall not use the Loan funds in any way for fixed assets, equity investment, fields and purposes prohibited by the State from production and operation, and shall not be used to pay agency fees, agency fees and commissions.

☐ Special Agreement:

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

Article 18 The “borrower” promises to the “lender” that before the principal, interest and other payables of the “loan” under this contract are fully paid off, the following matters shall not occur without the lender’s prior written consent;

17 / 30

1. To provide any person with a guarantee, mortgage, pledge or other form of security or materially increase debt financing that may affect the repayment of the Lender’s claims.

2. Incur any financing liabilities in connection with the Business Contract other than those incurred under this Contract.

3. Make joint operation, merger, division, equity transfer, foreign investment, joint-stock reform or other changes in operation mode and property right structure; If such activities are indeed carried out due to business needs or national policy or legal adjustments, the Lender shall obtain prior written consent and repay the Loan in advance or make arrangements satisfactory to the Lender for its repayment obligations and obligations under this Contract.

4. Invest or invest in other companies or entities with fixed assets such as houses, machinery and equipment or intangible assets such as trademarks, patents, proprietary technology and land use rights, or substantially increase debt financing.

5. Reduce its registered capital or amend its articles of association.

6. Distribute dividends or dividends to its shareholders in any form in the event that the principal, interest or other amounts payable under the “Loan” are not repaid on schedule.

7. Material Related Party Transactions with Related Parties and/or any other transactions that adversely affect borrower’s ability to service its debt.

☐ Special Agreement:

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

Chapter VI Change of circumstances

Article 19 After the entry into force of this Contract, due to the promulgation, implementation or alteration of any applicable laws and regulations or their interpretation and/or to comply with the requirements of the central bank, fiscal, financial regulatory authority or other administrative authority having jurisdiction over the Lender, Causing or will cause the “lender” to perform its obligations under this contract (including and not limited to raise funds, loans, or maintain any loan balance) to be illegal or in violation of regulations, “the lender” should Notice borrower as soon as possible after becoming aware of the information, indicating the cause of such illegal or in violation of regulations and the basis.

Upon receipt by the Borrower of such notice, the Lender’s lending obligations shall be automatically cancelled in full and immediately. The Borrower shall, within three (3) business days of receipt of the lender’s request, prepay to the Lender all loan balances plus accrued interest and expenses. The Lender will not pay any liquidated damages or fees to the Borrower and the Borrower will not pay any liquidated damages to the Lender in the event of cancellation of the loan obligation and prepayment under this Clause.

18 / 30

Article 20 Article 20 After this contract comes into effect, due to the promulgation, implementation or modification of any applicable laws and regulations or their interpretations, and/or to comply with the central bank, fiscal, financial regulatory agency or other administrative authority having jurisdiction over the “lender” According to the requirements of the agency, if the “lender” is unable to make loans as agreed in the contract or must adjust the repayment plan, the “borrower” agrees that the “lender” can decide whether to make the loan and the amount of the loan by itself, or directly adjust the repayment plan according to relevant requirements. The “lender” shall promptly notify the “borrower” of the relevant decision in writing and explain the relevant circumstances so that the “borrower” can implement other financing sources as soon as possible, or prepare for repayment according to the adjusted repayment plan. The “borrower” promises not to raise any objections to the “lender”’s refusal to grant all or part of the loan or the adjustment of the repayment plan in accordance with the provisions of this article, including but not limited to requesting liability for breach of contract and resorting to judicial proceedings.

Article 21 After this Contract comes into force, due to the promulgation, implementation or alteration of any applicable laws and regulations or their interpretation, and/or in order to comply with the requirements of the central bank, financial, tax, financial regulatory or other administrative authority having jurisdiction over this Contract, Causing or will cause the “lender” because of this contract or the performance of the obligations under this contract (including but not limited to raise funds, loans, or maintain any loan balance) increased costs or additional costs, or any amount received or receivable amount of lender in accordance with the terms of this contract reduced, After being aware of such situation, the “lender” shall promptly notify the Borrower of the reasons for the increase in cost and the basis for calculation thereof. Within three (3) business days of receipt of such notice, the Borrower shall, at the request of the Lender, pay to the Lender an amount equal to such increased cost.

The “borrower” and the “lender” will further negotiate arrangements to avoid cost increases, including raising the loan interest rate, adjusting the withdrawal plan, changing the repayment plan, etc. The two parties will sign a supplementary agreement on this. If the circumstances leading to the increase in the cost of the “lender” persist, the “borrower” has the right to advance in accordance with the provisions of Chapter 8 of this contract, provided that the “borrower” is notified in writing at least thirty (30) working days in advance Repay all loans that have been disbursed. The lender’s loan obligation under this contract shall be cancelled from the date of the borrower’s notice of early repayment.

Chapter VII Participation of agent Banks

Article 22 In order to ensure the special use and timely repayment of the Loan hereunder, the Lender entrusts Bank of Communications Co., LTD. Xinyu Branch to be its agent bank hereunder (hereinafter referred to as the “Agent Bank”).In addition, the Lender enters into a principal Agent Agreement with the Borrower and the Agent Bank (the Principal Agent Agreement no. 2230001022020114326WD01).

In addition to complying with and performing its obligations under this Contract, the Borrower shall be bound by the Agency Agreement. In case of any discrepancy between the provisions of the “Agency Agreement” on the payment and management of the “Loan” and the provisions of this Contract, the relevant provisions of the “agency Agreement” shall prevail.

19 / 30

Article 23 The Lender will entrust the Agent bank to be responsible for the disbursement of the Loan under this Contract, the supervision of the use and repayment of the Loan and the execution of the Business contract.

Chapter VIII Repayment of loans

Article 24 The Borrower shall repay the principal of the Loan under this Contract in the original currency in strict accordance with the repayment schedule within the “Loan Term” set forth herein. The repayment schedule is as follows:

The Borrower shall repay the Loan in full in one lump sum on and before the last bank business day of the Term of the Loan under this Contract, including such day.

The part of the “loan” under this contract to be repaid shall not be reused.

“Loan”, under this contract to repay part can be reused, “borrower” should be according to the provisions of chapter iii of this contract, in accordance with this contract submitted prior to the “resort” annex 1 determine the format of the fill in the application for withdrawal and the requirements of the “resort” relevant document material, with the approval of the “resort” review rear recycled “loan”, All loans recycled by the Borrower shall be repaid by the last banking day of the Term of the Loan including such day.

Article 25 The Borrower shall, prior to each repayment date, pay the current principal amount due to the Nominated account, and the Borrower hereby authorizes the Lender to deduct from the nominated account the corresponding principal amount on the repayment date. The Borrower hereby authorizes the Lender, either by itself or through an Agent Bank, to transfer the Borrower’s current funds under the Business Contract to the Designated account in a timely manner for the repayment of principal under the Loan. However, if the amount of such funds is insufficient to repay the principal payable at that time, the Borrower shall be obligated to repay the principal with its own funds and the Lender shall be entitled to deduct the difference directly from any account of the Borrower.

Article 26 The balance of funds in the designated account shall not be less than/////from /////months prior to the first repayment date. Any amount above this minimum balance may be used to fund the execution of the “commercial contract”. Provided written evidence is provided, it may also be used by the Borrower to make prepayments under this Contract.

Article 27 The borrower shall be allowed to recycle the loan for a term not shorter than/if the borrower prepays to meet the said term. For loans that are not allowed to be recycled by the borrower, if the borrower makes repayment in advance, it shall make a written application to the Lender three (3) business days in advance and obtain the consent of the Lender. The repayment date in advance shall be the repayment date. All prepayments shall be written off against the principal in the reverse order of maturity.

20 / 30

The borrower shall pay liquidated damages in advance to the lender for the loans repaid in advance. The formula for calculating liquidated damages in advance is as follows: Liquidated damages in advance = the amount repaid in advance * the remaining loan term (number of months) *0.005% (if less than one month, the liquidated damages shall be calculated as one month).The liquidated damages for repayment in advance shall be paid at the same time as repayment in advance. If the borrower fails to pay the liquidated damages on time as required by the Lender, it shall pay the liquidated damages to the Lender in accordance with Article 32 hereof

Article 28 The borrower shall not request the use again of any prepayable portion. Except for loans that allow borrowers to recycle

Article 29 If the borrower applies for the extension of the loan, the borrower shall submit the written application and relevant materials (including but not limited to all written confirmation documents of the guarantors and insurers agreeing to the extension of the loan) to the Lender at least 30 working days prior to the maturity of the loan. Subject to consent by the lender to review, the lender will agree to renewal notice to the borrower, the borrower should roll-overs agreement signed with the lender shall be separately, and arrange related to (mass) and agreement, guarantee agreement, insurance agreement (if any) or supplementary agreement, and other legal texts and in relevant (if any) indicated in the policy or issue a new policy and other relevant formalities completed.

Article 30 The borrower shall fill in the relevant contents of the remittance form (including but not limited to indicating the contract of this contract) as required by the lender when making repayment.

Chapter IX Expenses and Compensation

Article 31. The borrower shall pay a commitment fee to the Lender for the undrawn loan amount. The commitment fee shall be charged at an annual rate of ______ percent ( _____%) of the amount of the undrawn loan amount on a basis of 360 days per year, calculated by the actual number of days from the effective date of this Contract to the last day of the withdrawal period including that day, ☐ Quarterly ☐ semiannually ☐ annually. If the Borrower delays in paying the commitment fee, the Borrower shall pay liquidated damages to the Lender for the delayed payment of the commitment fee in accordance with Article 32 hereof

Article 32. If the Borrower fails to pay the fees hereunder on time as required by the Lender(including but not limited to liquidated damages for prepayment, commitment fee, etc.)，The Borrower shall pay the Lender liquidated damages for the relevant fees expected to be paid. Such liquidated damages shall be calculated on a quarterly basis at the rate of 0.5 ‰ per day from the date of overdue (including the date) to the actual payment date of the relevant fees

Article 33. The Borrower shall, within three (3) days of receipt of any Charge Notice, pay or reimburse the Lender for all costs and expenses reasonably incurred by the Lender in connection with the negotiation, preparation, printing and execution of this Contract and other Security Documents or any other documents referred to therein (including, without limitation, all attorneys’ fees). The Borrower shall indemnify the Lender for all costs and expenses (including, without limitation, all attorney’s fees) incurred by the Lender in assessing, negotiating or modifying this Contract and other Security documents for reasons not attributable to the Lender

21 / 30

Article 34 The Borrower shall compensate the Lender for all losses, liabilities, damages, costs and expenses incurred in the performance of this Contract, including but not limited to the expenses incurred by the Lender in the registration and registration of this Contract and the expenses incurred by the Lender in the process of transferring the loan funds.

Article 35 The Borrower shall, within three (3) business days of the lender’s written request, pay to the Lender all costs and expenses (including, without limitation, all attorney’s fees) incurred in enforcing or retaining any rights under this Contract.

Article 36 The Borrower shall, within three (3) business days upon the written request of the Lender, reimburse the Lender for any costs or losses arising out of:

1. To respond to the assessment and negotiation of any modifications to this Contract required by the Borrower,

2. Any event of default occurs or causes the Lender to reasonably believe that it constitutes a default

3. The Borrower fails to pay any amount due under this Contract on the due date.

4. The Lender has prepared or arranged funds for a loan as requested by the Borrower in the Drawdown application, but fails to issue the loan because of the borrower; or

5. The loan (or part thereof) is not repaid in advance in accordance with the borrower’s written request for prepayment.

Specifically agreed

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

Chapter X Guarantee

Article 37 The loan under this contract is guaranteed as follows:

Xinyu High-tech Investment Co., Ltd. will provide joint and several liability repayment guarantee, and a separate “guarantee contract” is signed, no. 2230001022020114326BZ01

By _____ / _____ to provide mortgage guarantee, and signed (_____ / _____ Mortgage Contract), no _____ / _____.

By _____ / _____ to provide pledge guarantee, and signed (_____ / _____Pledge Contract), no _____ / _____.

The borrower has legally signed and effectively registered with the competent registration authority of the People’s Republic of China as the beneficiary of the lender. And the lender is effectively registered as the mortgagee of the said mortgage.

The above documents are collectively referred to in this contract as security documents

22 / 30

Chapter XI Insurance

Article 38 The borrower shall insure all risks under the business contract with an insurance company approved by the lender. The insurance premiums paid shall meet the requirements of the Lender, and the Borrower shall transfer the insurance interest to the Lender (including but not limited to indicating in the relevant insurance policy that all insurance compensation will be directly attributable to and paid to the Lender).The borrower shall not suspend the insurance for any reason until the principal, interest and other amounts payable under this contract are paid off; The borrower shall provide the Lender with a payment voucher for its continuous and full performance of its insurance premium payment obligations in accordance with the insurance contract or policy. If the borrower discontinues the insurance, the Lender shall have the right to renew the insurance or take out the insurance on behalf of the borrower at the sole expense of the Borrower.

Article 39 The borrower shall notify the Lender in writing within three (3) days from the date on which it knows or should have known the occurrence of the insured event, and make a claim to the insurer in time in accordance with the relevant provisions of the Policy. The borrower shall bear the losses caused to the Lender by the failure to timely notify or claim or to fulfill the obligations under the insurance policy.

Article 40 Unless otherwise agreed by the Lender in writing, the insurance indemnity shall first be used to repay the principal and interest of the loan and other amounts payable under this Contract. If the insurance indemnity is insufficient to pay the principal and interest of the loan owed, the borrower shall continue to assume the liability for repayment.

Chapter XII Default Events and Deal with

Article 41 Any of the following events shall constitute an event of default under this Contract:

1. The borrower fails to pay the interest, repay the principal or pay any other amount due according to this Contract;

2. The borrower fails to use the loan according to the purposes set forth herein or fails to pay the loan funds in the manner agreed herein

3. The borrower fails to draw the loan as agreed herein

4. The borrower violates the provisions relating to the borrower in the agency agreement

5. Representations and warranties made by the Borrower under this Contract prove to be untrue or misleading

6. The Borrower has breached the commitments made under this contract

7. The borrower’s self-raised funds are not in place in time

8. The commercial contract becomes illegal or invalid or cannot be performed for any reason

9. The borrower pays the insurance premium on schedule, resulting in the interruption of the insurance

10. Failure of the Borrower to pay due interest to other financial institutions or to repay due loans or to pay due payments to other financial institutions and material default of the Borrower under other contracts to which the borrower is a party

23 / 30

11. The financial condition of the borrower or the guarantor deteriorates seriously or the borrower breaks through the financial indicators stipulated in Clause 17 of Article 17 hereof

12. The borrower has or is likely to suspend or evade bank obligations

13. Devalue, damage or loss of the collateral material related to the loan under this Contract

14. Any event of default under any security document or commercial contract which, in the lender’s reasonable opinion, would have a material adverse effect on the realization of the Lender’s claims

15. If the Borrower is merged, divided, restructured, restructured or otherwise changes its property rights, it fails to repay the loan in full or make repayment arrangements or debt restructuring satisfactory to the Lender without the prior written consent of the Lender or fails to repay the loan in advance

16. The borrower or the guarantor becomes insolvent and is closed or revoked

17. The Borrower fails to timely notify the Lender of the following

(1) Major change of business contract

(2) any amendment to its articles of association or any material change in its business activities,

(3) significant changes in its accounting principles,

(4) Any material change in the financial, economic and other circumstances of the Borrower or its subsidiaries or its parent Company (including any litigation, arbitration or administrative proceedings involving the Borrower which would materially adversely affect the financial condition of the Borrower or the Ability of the Borrower to perform its obligations under this Contract)

18. The Borrower fails to handle all the deposit settlement and guarantee services related to the business contract with the Lender as agreed herein

19. The borrower fails to open an account with the Lender or the bank designated by the lender as agreed herein, or the fund transactions under the business contract are not handled through this account, and shall be monitored by the Lender or the bank designated by the lender

20. The Guarantor or security has an event or circumstance which endangers or threatens to impair the interests of the Lender and the Borrower fails to provide a substitute guarantor or security within 15 days of the occurrence of such event or circumstance

21. Any event or circumstance occurring under the commercial contract which has a serious adverse effect on the realization of the creditor’s rights of the lender

22. In order to ensure the contract guarantee documents and business contract validity and enforceability of or the validity of the respective obligations of the parties and enforceability, or the recoverable letter of such documents as evidence of any government department or agency required to obtain any license, consent approval authorization for the record or registration has been revoked, failed to secure or has not been updated in time or not fully effective

23. Borrowers have been penalized by relevant government departments or strongly questioned by the public or the media due to poor environmental and social risk management

24. The Borrower has breached any other provision of this contract

25. The Borrower fails to inform the Lender of related party related transactions and provide guarantee information externally and fulfill the obligation of disclosure and reporting

26. The Borrower conducts material related party transactions without the prior written consent of the Lender

27. The borrower uses connected party transactions to evade its obligations under this Contract

24 / 30

28. Any other event or circumstance which, in the lender’s reasonable opinion, is a deterioration of the borrower’s credit standing and may jeopardize the creditor’s claims of the Lender

29. Other events or circumstances reasonably considered by the Lender to be the default of the borrower

Article 42 The lender shall have the right to make judgment and notify the borrower whether the event of default has occurred. After the occurrence of any of the above events of default, the Lender shall have the right to take any or more of the following measures;

1. Request the borrower to correct within a time limit

2. Adjust or cancel the loan amount that has not been drawn by the borrower at any time without prior notice, and refuse to grant the loan

3. Declare all loans drawn immediately due and require the borrower to pay immediately all principal, interest or other amounts due on the loans drawn

4. Require the borrower to add or replace the guarantor’s mortgage material

5. In any account in any currency opened by the Borrower with the Lender or the Lender’s head office and other domestic and foreign branches of the head office, or in any currency required to be opened by the Borrower with a branch of the agent bank inside or outside the territory of the agent bank, Directly deduct any amount payable and unpaid by the Borrower under this Contract (including but not limited to interest on the principal of the loan and other fees payable under this Contract).

6. To declare the exercise or fulfilment of any rights under any security relating to the Loan

7. Exercise any other rights granted by laws, regulations and this Contract

Chapter XIII Modification of contract

Article 43 Any amendment or supplement to the terms of this Contract shall be made in writing and shall take effect in accordance with the agreed conditions after being signed and stamped by both the borrower and the lender. Any amendment or supplement to this Contract shall constitute an integral part of this Contract.

Article 44 If any provision of this Contract becomes invalid due to the change of national laws and regulations or judicial reasons, the validity of other provisions of this contract will not be affected. The parties will cooperate closely to amend the relevant provisions of this contract as soon as possible.

Chapter XIV Offsetting transfers and waivers of Rights

Article 45 The Borrower shall pay in full the amount due to it under the terms of this Contract, without any set-off, reservation or counterclaim, and free from deductions or withholdings of taxes or expenses of any nature. If according to the requirements of any law of any payment to the borrower to the lender any deduction or withholding of taxes and fees, the borrower shall be deducted from the proceeds at the time of payment or any withholding of taxes and fees at the same time make an additional payment to the lender, to ensure that the lender is not affected by any such deduction or withholding and full received should be immediately received the full amount. The Borrower shall immediately deliver to the Lender a copy of the official receipt or other proof that any such deduction or withholding has been paid to the relevant tax or other competent authority

25 / 30

Article 46 Without the written consent of the Lender, the Borrower shall not assign any of its rights and obligations under this Contract to a third party.

Article 47 Without the prior consent of the Borrower, the Lender may assign the claims under this Contract to any third party and notify the Borrower.

Article 48 Any lenience, grace, preference or delay granted by the Lender to the Borrower in performing its obligations hereunder shall not affect, impair or limit all rights and interests enjoyed by the Lender pursuant to this Contract and laws and regulations, It shall not be deemed as a waiver of the lender’s rights and interests hereunder, nor shall it affect the borrower’s assumption of any obligations hereunder

Chapter XV Governing Law and Dispute Resolution

Article 49 The contract shall be governed by and construed in accordance with the laws of the People’s Republic of China

Article 50 During the performance of the Contract, all disputes arising out of or in connection with the contract shall be settled by both parties through negotiation. If no settlement can be reached through negotiation, either party may file a lawsuit in a people’s court according to law. The parties agree that any litigation arising out of or in connection with the performance of this Contract shall be brought in the people’s court of jurisdiction at the place where the Lender has its domicile

Chapter XVI Miscellaneous

Article 51 The drawing application form listed in Appendix I of this Contract and other annexes confirmed by both parties shall be an integral part of this Contract and shall have the same legal effect as this Contract

The loan certificate and other loan vouchers shall be an integral part of this contract. If there is any discrepancy between the amount of loan, loan term, repayment plan, loan interest rate and interest starting date recorded in the contract, the record in the loan certificate shall prevail

Article 52 Where context applies, any party under this Contract shall include their respective successors and assignees as permitted by them ..

26 / 30

Article 53 The parties hereto agree as follows on all kinds of notices and requirements involved in the contract, as well as the service addresses and legal consequences of relevant documents and legal documents in case of disputes arising from the contract:

1. All notices and requests in connection with the Contract sent by the parties hereto shall be made in writing. All notices, requirements and other documents related to the Contract, as well as relevant documents and legal documents in case of disputes arising from the old contract, shall be sent to the addresses of the parties listed on the first page of the contract

Address of borrower:

Address of lender:

Among them, the service of relevant documents and legal documents in case of disputes arising from this contract shall include the service after arbitration and civil litigation procedures (including first instance, second instance, third instance and enforcement procedures).

2. Documents exchanged between the parties hereto shall be deemed to have been delivered upon delivery if delivered by hand; If sent by registered mail, it shall be deemed to have been delivered three days after Posting by registered mail; If sent by telex or facsimile, it shall be deemed to have been served upon receipt of a confirmation signal at the sender’s terminal, but the documents sent by the Borrower to the Lender shall not be deemed to have been served until they are actually received by the Lender.

3. If either party hereunder changes its address, it shall timely notify the other party in a written document. If any party to the Contract changes its address during arbitration or civil proceedings, it shall perform the obligation of serving notice of change of address to the arbitration institution and court within three working days after the change.

This contract either party fails to fulfill its obligation to inform the way, confirm the address of service of the parties, any party from provide inaccurate or confirm the delivery address, delivery address change, failed to timely inform the other party in accordance with the program and the court, any party or designated recipient refused to sign for it, lead to the legal document has not been actually receive, by mail, The date on which the instrument is returned shall be deemed to be the date of service; In case of direct service, the date on which the person serving the service notes the information on the receipt shall be deemed as the date of service; Where the obligation of notifying the change of address of service is fulfilled, the changed address of service shall be regarded as the valid address of service.

4. After the dispute related to this Contract has entered into arbitration or civil litigation, if any party directly submits the confirmation of service address to the arbitration organization or the court after litigation, and such confirmation address is inconsistent with the address confirmed before litigation, the confirmed service address submitted to the arbitration organization or the court shall prevail.

Article 54 according to the regulations on the management of credit reporting industry and relevant national laws and regulations, the borrower acknowledge and understand the content and meaning of this clause, the irrevocable written consent and authorize the lender (including the lender’s head office and other branches) of the headquarters of the query, use, collection, provide and submit it to the relevant information of the borrowers, The lender has the right to perform the following operations:

1. In order to know the borrower’s credit status in a timely manner, exclude the illegal borrowers, the irregularities of the situation, to ensure that the lender and the borrower under this contract business security, according to the relevant provisions of the state through the financial credit information database query and use the information about the borrower (hereinafter referred to as Information of Borrower).

27 / 30

2. In accordance with the relevant provisions of the state, collect the relevant information of this contract signed by “borrower” and “lender” and relevant legal documents, as well as other information obtained by lender from signing of this contract and related legal documents relating to the borrower (hereinafter referred to as the lender to collect credit information), and provide to financial credit information basic database.

3. The lender keeps the “borrower information” and “credit information collected by the lender” for internal archival purposes in accordance with national laws, regulations and the provisions of the lender’s business file management system. The retention time is not limited to the seventh clause of this authorization.

4. Provide the “Borrower Information” and the “Credit investigation Information collected by the Lender” to the China Banking and Insurance Regulatory Commission and other relevant regulatory authorities, as well as the relevant judicial and administrative departments in accordance with applicable laws, regulations and regulatory requirements.

5. Share Borrower Information and Credit information collected by the Lender within the Lender, including among branches, for the purpose of providing financial services.

6. Provide the “Borrower information” and “Credit Information collected by the Lender” to relevant third parties according to the needs of arrears collection, creditor’s rights transfer, financial service outsourcing, etc.

7. This authorization starts from the date of signing this Contract and ends on the date on which all business under this Contract is terminated.

8. The Lender shall be liable for any legal liability arising from the lender’s inquiry, use and provision of the Borrower Information and the Credit Information collected by the Lender beyond the scope of authority set forth herein.

The Borrower confirms and represents that the Lender has advised and explained the terms of this License to the Borrower in accordance with the law and that the Lender has fully explained the terms of this License as required by the Borrower. The Borrower has fully known and understood the meaning and legal consequences of this License and is willing to bear the legal consequences of this authorization.

Article 55 The parties hereto shall keep confidential any information provided by the other party which is marked as confidential, provided that the other party has the right to make any of the following disclosures:

1. Disclose such information which is already in the public domain (excluding such information which is in the public domain as a result of such Party’s breach of this Clause),

2. Disclose such information in any litigation or arbitration,

3. Disclose such information in accordance with and to the extent required by any law or regulation,

4. Disclose such information in accordance with the listing and trading rules of the stock exchange on which it is listed

5. Disclosed to any governmental financial, tax or other administrative authority and to the extent required by such administrative authority to disclose such information.

28 / 30

6. To disclose such information to its directors, managers, employees or professional consultants (including but not limited to lawyers, auditors, etc.), provided that the disclosed party has promised to the party to comply with the confidentiality obligations of this article,

7. Disclose such Information with the consent of the Party providing such Confidential Information.

The lender may disclose the following information to its affiliates or anyone with whom it may have reached or has reached any transfer, participation or other agreement related to this contract: 1.Copies of this contract.2. Any information already obtained by the Lender concerning the Borrower, this Contract or the transactions hereunder. However, the Disclosed Party must, before receiving any such information, undertake to the Lender to comply with the confidentiality obligation under this Clause.

Subject to the provisions of this Article, the borrower shall keep strictly confidential the terms of the loan, the terms of the contract and the payment standards of this Contract and the relevant security documents and shall not provide or disclose to any third party. The borrower’s breach of this Article shall constitute an event of breach under this Contract, and the Lender shall have the right to take various remedies for breach, and the Borrower shall compensate the Lender for all losses thus incurred.

The obligation of confidentiality set forth in this Article shall survive the termination of this Contract.

Article 56 special provisions

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

_________________________________ / ________________________________

Article 57 This Contract shall come into force upon being signed and sealed by the borrower and the lender, and shall terminate when all the principal and interest of the loan and other payments payable hereunder are paid off.

Article 58 This contract is made in two originals, one for each of the lender and the borrower. Two copies, one for the guarantor and one for the agent.

(No text below)

Signature page

29 / 30

Borrower (seal) : ___________________

Legal representative or authorized signatory (signature) : ___________________

Lender (seal) : China Import and Export Bank of China, Jiangxi Branch

Legal representative or authorized signatory (signature) : ___________________

30 / 30